UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2011

SYNIVERSE HOLDINGS, INC.

SYNIVERSE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware Delaware	001-32432 333-88168	30-0041666 06-1262301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On January 12, 2011, Syniverse Holdings, Inc., a Delaware corporation (the “Company”), issued a press release announcing that at a special meeting of stockholders of the Company held on January 12, 2011, its stockholders approved the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated October 28, 2010, by and among the Company, Buccaneer Holdings, Inc., a Delaware corporation (“Parent”), and Buccaneer Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), which provides for the merger of Merger Sub with and into the Company. The stockholders of the Company also voted to approve the proposal to adjourn the special meeting if necessary or appropriate to solicit additional proxies. The special meeting was not adjourned to a later date. The final voting results for each proposal are set forth below:

Proposal 1: Adopt the Merger Agreement

FOR	AGAINST	ABSTAIN
49,427,932	14,756	16,109

Proposal 2: Adjourn the Special Meeting

FOR	AGAINST	ABSTAIN
45,593,158	3,858,135	7,504

A copy of the press release issued by the Company regarding the results of the stockholder vote at the special meeting of stockholders of the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

99.1	Syniverse Holdings, Inc. press release, dated January 12, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

Date: January 12, 2011

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	General Counsel

SYNIVERSE TECHNOLOGIES, INC.
(Registrant)

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	General Counsel

INDEX OF EXHIBITS

Exhibit No.

99.1	Syniverse Holdings, Inc. press release, dated January 12, 2011